Exhibit 23.1

KPMG LLP

PO Box 10426 777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

Telephone (604) 691-3000

Fax (604) 691-3031

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Teekay LNG Partners L.P.

We consent to the use of:

(a)	our audit report dated April 16, 2018 with respect to the consolidated balance sheets of Teekay LNG Partners L.P. and subsidiaries (the “Partnership”) as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, cash flows, and changes in total equity for each of the years in the three-year period ended December 31, 2017; and

(b)	our audit report dated April 16, 2018 on the effectiveness of internal control over financial reporting as of December 31, 2017;

which appear in the December 31, 2017 Annual Report on Form 20-F of the Partnership, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada

June 12, 2018